Exhibit 10.17.6

EXECUTION COPY

AMENDMENT NO. 5
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 5 to Amended and Restated Master Repurchase Agreement, dated as of February 9, 2018, and effective as of February 12, 2018 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH (“CS Cayman”), ALPINE SECURITIZATION LTD (“Alpine”), BARCLAYS BANK PLC (“Barclays”, and together with CS Cayman and Alpine, each, a “Buyer” and collectively, the “Buyers”), DITECH FINANCIAL LLC (the “Seller”) and DITECH HOLDING CORPORATION (formerly known as Walter Investment Management Corp.) (the “Guarantor”).
RECITALS
The Administrative Agent, the Buyers and the Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Amended and Restated Pricing Side Letter, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). The Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of February 9, 2018, and effective February 12, 2018, by the Guarantor in favor of the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement, Existing Pricing Side Letter and Guaranty, as applicable.
The Administrative Agent, the Buyers, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent and the Buyers have required the Guarantor to ratify and affirm the Guaranty on the date hereof.
Accordingly, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
Section 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
(a) adding the following definitions in proper alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. For the avoidance of doubt, EEA Financial Institution shall include, but shall not be limited to, the VFN Noteholder and the Administrative Agent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegate) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time, at http://www.lma.eu.com/.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 2.    Contractual Recognition of UK Stay In Resolution. The Existing Repurchase Agreement is hereby amended by adding new Section 46 in its entirety to read as follows immediately following Section 45:
46. Contractual Recognition of UK Stay In Resolution
Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.
For the purpose of this Section 46, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “Bank Recovery and Resolution Directive (“BRRD”) undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.”
SECTION 3.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. The Existing Repurchase Agreement is hereby amended by adding new Section 47 in its entirety to read as follows immediately following new Section 46:
47. Acknowledgement and Consent to Bail-In of EEA Financial Institutions
(a)    Notwithstanding anything to the contrary in this Agreement, any other Program Agreements or in any other agreement, arrangement or understanding among the parties to the Program Agreements, each party hereto hereby acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Program Agreements, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Program Agreement; or
(C)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 4.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
4.1    Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of the Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a)    this Amendment, executed and delivered by the Administrative Agent, the Buyers, the Seller and the Guarantor;
(b)    such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
SECTION 5.    Representations and Warranties. The Seller hereby represents and warrants to the Buyers and the Administrative Agent that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.
SECTION 6.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 7.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 8.    Reaffirmation of Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of the Seller to the Administrative Agent and the Buyers under the Repurchase Agreement and Pricing Side Letter, as amended hereby.
SECTION 9.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as
Administrative Agent
By: /s/ Margaret Dellafera
Name:    Margaret Dellafera
Title:    Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer
By: /s/ Erin McCutcheon
Name:    Erin McCutcheon
Title:    Authorized Signatory
By: /s/ Elie Chau
Name:    Elie Chau
Title:    Authorized Signatory
ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York
Branch as Attorney-in-Fact
By: /s/ Erin McCutcheon
Name:    Erin McCutcheon
Title:    Director
By: /s/ Elie Chau
Name:    Elie Chau
Title:    Authorized Signatory

Signature Page to Amendment No. 5 to Amended and Restated Master Repurchase Agreement

BARCLAYS BANK PLC, as
a Buyer
By: /s/ Joseph O'Doherty
Name:    Joseph O'Doherty
Title:    Managing Director

Signature Page to Amendment No. 5 to Amended and Restated Master Repurchase Agreement

DITECH FINANCIAL LLC, as Seller
By: /s/ Cheryl Collins
Name:    Cheryl Collins
Title:    SVP & Treasurer

Signature Page to Amendment No. 5 to Amended and Restated Master Repurchase Agreement

DITECH HOLDING CORPORATION, as Guarantor
By: /s/ Cheryl Collins
Name:    Cheryl Collins
Title:    SVP & Treasurer

Signature Page to Amendment No. 5 to Amended and Restated Master Repurchase Agreement